UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2025

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Credit Opportunities Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on July 10, 2025. As of May 15, 2025, the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 198,355,867 shares of the Company’s common stock (“common stock”) and 400,000 shares of the Company’s preferred stock (“preferred stock” and, together with the common stock, the “Shares”) were eligible to be voted in person or by proxy. Of the eligible Shares to be voted, 130,670,269 were voted in person or by proxy at the Annual Meeting.

Stockholders were asked to consider and act upon the following proposal, which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2025:

•	Proposal No. 1 – to elect the following individuals as Class III Directors, each of whom have been nominated for election for a three-year term expiring at the 2028 Annual Meeting of Stockholders: (a) Keith Bethel (b) Della Clark, and (c) Michael C. Forman (the “Director Election Proposal”).

All director nominees listed in the Director Election Proposal were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes against, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Against	Votes Withheld	Broker Non- Votes
Keith Bethel	127,645,886	1,406,027	1,618,356	0
Della Clark	126,321,234	2,860,976	1,488,059	0
Michael C. Forman	127,459,989	1,578,789	1,631,491	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: July 10, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel